SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

MARIMBA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

Filed by Marimba, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Marimba, Inc.

Commission File No.: 000-25683

This filing relates to the acquisition of Marimba, Inc. by BMC Software, Inc. pursuant to an Agreement and Plan of Merger, dated as of April 28, 2004.

COMMUNICATION WITH EMPLOYEES

On April 29, 2004, Richard Wyckoff, President and CEO of Marimba, sent an email to Marimba’s employees. The text of the email message follows:

Earlier this morning, a press release was issued announcing BMC’s intention to acquire Marimba. This is a very exciting event for Marimba, and I’d like to give you some perspective on the announcement through this message and through an employee-communication meeting that we’ll have later today.

By joining forces with BMC, and its Remedy business unit, Marimba will be in a far better position to leverage our strengths and extend our market reach. The combination of Marimba, BMC, and Remedy are highly complementary: BMC is very well-established in the datacenter, Remedy has great strength in the help desk and asset management areas, and Marimba of course brings real expertise to both client and server management. Together, the companies will offer customers a superior set of solutions for the management of their IT environments. In short, I believe this transaction will be very beneficial for our shareholders, customers, employees, and Marimba.

Please plan to join me later today at 10:30 a.m. (PST) in the ballroom, where we’ll have a company-wide meeting to learn more about BMC, Remedy, and this powerful combination with Marimba. For those in remote locations, please use the following dial-in information:

Topic: All Hands

Date: Thursday, April 29, 2004

Time: 10:30 am, Pacific Daylight Time (GMT -07:00, San Francisco)

Meeting number: xxxxxxxxx

Meeting password: xxxxxxxx

Teleconference: Toll-free - xxx xxx xxxx or xxx xxx xxxx (for international use)

Please click the following link to see more information about the meeting, including its agenda, or to join the meeting.

<URL>

I look forward to speaking with you.

— Rich

marímba Rich Wyckoff President and CEO 440 Clyde Avenue Mountain View, CA 94043 www.marimba.com

On April 29, 2004, Marimba presented the following slides to its employees:

Employee Communications Meeting

April 29, 2004

Overview

What was announced

Who BMC and Remedy are

What the rationale for the transaction was

What this means for

Shareholder

Customers

Marimba

You

What Was Announced

BMC to acquire Marimba for $8.25 per share

A purchase price of approximately $239M in cash

Subject to regulatory and shareholder approval

Transaction anticipated to complete 60 to 120 days from now

A strategic merger that will simultaneously combine the capabilities of Marimba with BMC and Remedy

Solutions are highly complementary with one another

We will take advantage of the longstanding relationships we’ve had with one another

Creates substantial marketplace synergies

BMC Software

A leading provider of enterprise management solutions that empower companies to manage their IT infrastructure from a business perspective.

NYSE: BMC, founded in 1980, public in 1988

Headquarters: Houston, Texas

2003 revenues of $1.4 Billion

Market Cap: $4.5 Billion

Employees: 6200+

9600+ customers worldwide

80% of Fortune 500 companies are customers

Remedy

As a key enabler of enterprise-wide Business Service Management, Remedy helps customers automate support processes, improve service levels, manage assets, and lower costs

Founded in 1990, acquired by BMC in Nov. 2002

Located in Sunnyvale, CA (around the corner from Marimba)

Employees: 800+ located in North America, EMEA, and Pacific Rim

Remedy solutions used by 10 million users within 7000 customers globally

Customers include 60% of the Global 500 and 75% of

Fortune 100 companies

Rationale: Complementary Businesses

BMC, Remedy, and Marimba each bring unique strengths to the IT market

BMC’s strength and large footprint in the data center

Remedy’s strength in service desk, change, and asset management

Marimba’s strength across client and server management

The combined entity will create significant opportunities

Marimba will leverage the combined channel organizations, account control and value proposition of the combined entities

BMC will leverage Marimba’s cross-platform change and configuration management capabilities for servers in datacenters and remote offices

Remedy will leverage Marimba’s active discovery and provisioning capabilities by integrating it with its process-based change and asset management capabilities

Why This is Good For Marimba Shareholders

Marimba shareholders will be rewarded for the great things we’ve accomplished

Marimba has industry-leading technology that customers need

Marimba’s offering is a strong complement to BMC’s

Business Services Management solution

Marimba’s technology addresses many business problems – security patch management, asset discovery, server management, license compliance, OS management, software distribution

Marimba’s Rapid ROI – reduce customer costs and business risk

Marimba Has a World-class Customer Base

Blue-chip global customer base with strong repeat business

Technology “battle tested” with enterprise customers

Marimba Has Been Successful

Profitability and growth throughout 2003

Why This Is Good For Customers

Customers will have easier access to Marimba technology

Customers will be able to use Marimba technology as part of a more broad and powerful offering

There is virtually no product overlap between BMC, Remedy, and Marimba

Customers prefer to buy from larger organizations

Being part of a bigger company should allow us to accomplish more for our customers

Why This Is Good for Marimba

We will be able to leverage channel relationships we have lacked

We will have more tools to be successful

Being part of a larger technology offering will bring additional value to our products

Our competitive position will be strengthened

This is a chance for Marimba to realize its potential

Why This Is Good For Our Employees

We’ll be part of a more influential company

BMC is buying a business – not just technology

They will work to preserve the momentum of our business

Employee retention is a crucial objective

Most groups will not change, some might – we’ll be working out the details in the coming months

We must not take our eye off the ball in Q2

Guest Speaker

Jim Grant, General Manager, Remedy

Oversees day-to-day operations of Remedy

Ensures company strategy aligns with BMC strategy

Runs the organization that will include Marimba

Before Remedy, worked at HP for more than 20 years

This Acquisition Is Great For A Lot of Reasons

Stockholders will benefit from a higher share price

Customers will have access to a more powerful and differentiated technology portfolio

Marimba will have a greater ability to proliferate its technology

We will have an opportunity to be part of something even more important

Q&A

Forward-Looking Statements

This filing contains forward-looking statements that involve risks and uncertainties concerning BMC Software’s proposed acquisition of Marimba. Actual events or results may differ materially from those described in this filing due to a number of risks and uncertainties. Potential risks and uncertainties regarding the acquisition include, among others, the requirement that Marimba’s stockholders must approve the transaction, the required receipt of necessary regulatory approvals, including from the SEC and under applicable antitrust laws, other conditions to the closing of the merger, the possibility that the transaction will not close or that the closing may be delayed, and the effect of the announcement of the merger on Marimba’s customer relationships, operating results and business generally, including the ability to retain key employees. For more information and additional risk factors regarding Marimba generally, see “Factors Affecting Operating Results” contained in Marimba’s Annual Report on Form 10-K filed on March 16, 2004 and the risk factors contained in other reports filed by Marimba with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov.

Additional Information About the Merger and Where to Find It

Marimba will file a proxy statement and other documents regarding the proposed merger described in this press release with the SEC. MARIMBA STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement will be sent to stockholders of Marimba seeking their approval of the transaction. Investors and security holders may obtain a copy of the proxy statement (when it is available) and any other relevant documents filed by Marimba with the SEC for free at the SEC’s web site at www.sec.gov. Copies of the proxy statement and other documents filed by Marimba with the SEC may also be obtained free of cost by directing a request to: Investor Relations Group, Marimba, Inc, 440 Clyde Avenue, Mountain View, CA 94043; or InvestorRelations@marimba.com. You may also read and copy any reports, statements and other information filed by Marimba at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

Marimba and BMC Software and their respective directors, executive officers and certain of their employees may be deemed to be participants in the solicitation of proxies of Marimba stockholders in connection with the proposed merger. Certain directors and executive officers of Marimba may have interests in the merger, including severance arrangements, acceleration of vesting of stock options and as a result of holding options or shares of Marimba common stock generally, and their interests will be described in the proxy statement that will be filed by Marimba with the SEC.